Exhibit 21(i)

Monthly Certificateholders' Statement
Sears Credit Account Master Trust II
Series 1996-3 Monthly Statement

Distribution Date:July 15, 1997
Due Period Ending: June, 1997

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994 by and among Sears, Roebuck and Co., Sears Receivables Financing Group, Inc. and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1996-3 Investors this Due
Period

                       Total             Interest       Principal
 Series 1996-3
  Class A         $2,916,666.67        $2,916,666.67        $0.00
  Class B           $133,125.00          $133,125.00        $0.00
  Class C                 $0.00                $0.00        $0.00

2.Principal Receivables at the end of the Due Period

(a) TOTAL PRINCIPAL RECEIVABLES IN THE TRUST   $8,210,225,624.29
    Aggregate Investor Interest                $6,620,542,578.90
    Seller Interest                            $1,589,683,045.39

(b) INVESTOR INTEREST BY GROUPS
    Group One Investor Interest                $6,620,542,578.90

(c) INVESTOR INTEREST BY SERIES

  Series 1994-1 Investor Interest             $842,697,000.00
  Series 1994-2 Investor Interest             $344,487,578.90
  Series 1995-1 Investor Interest             $224,720,000.00
  Series 1995-2 Investor Interest             $674,158,000.00
  Series 1995-3 Investor Interest             $561,830,000.00
  Series 1995-4 Investor Interest             $561,830,000.00
  Series 1995-5 Investor Interest             $568,250,000.00
  Series 1996-1 Investor Interest             $561,830,000.00
  Series 1996-2 Investor Interest             $561,830,000.00
  Series 1996-3 Investor Interest             $561,830,000.00
  Series 1996-4 Investor Interest             $561,830,000.00
  Series 1996-5 Investor Interest             $595,250,000.00

  (d)   INVESTOR INTEREST BY CLASS (SERIES 1996-3)
   Class A Investor Interest                  $500,000,000.00
   Class B Investor Interest                  $22,500,000.00
   Class C Investor Interest                  $39,330,000.00
   TOTAL CLASS INVESTOR  INTEREST            $561,830,000.00

3.Allocation of Collections During the Due Period

  (a)   TOTAL COLLECTIONS                   $550,536,101.47
     Principal Receivables Collected        $416,095,714.85
     Finance Charge Receivables Collected   $134,440,386.62

                       Finance Charge   Principal     Yield
                          Collections   Collections   Collections
 (b)   ALLOCATION OF COLLECTIONS
      WITH RESPECT TO THE INVESTOR
      INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation
Aggregate Investor Percentage
multiplied by total Collections
received during the Due Period)
                        $108,536,660.72  $335,923,159.37 N/A

Seller Allocation (Seller Percentage
multiplied by total Collections
received during the Due Period)
                       $25,903,725.92    $80,172,555.48  N/A

(c) Group One Allocation
                      $108,536,660.72  $335,923,159.37  N/A
(d)   Series 1996-3 Allocation
                        $9,150,781.76    $28,321,854.55  N/A

  4. Information Concerning Controlled Amortization Amount

                                            Total
                         Amount              Distributions
                        Distributed this      through this
                          Due Period            Due Period

      SERIES 1996-3 BY CLASS:
  Class A                                  $0.00          $0.00
  Class B                                  $0.00          $0.00
  Class C                                  $0.00          $0.00

  5. Investor Charged-Off Amounts
                                              This Due Period
     (a)Group One (the sum of the Series Investor Charged-
Off Amounts for all Series in Group One)       $42,668,668.01

     (b)Series 1996-3 (the sum of the Class Investor Charged-
Off Amounts for all Classes in Series 1996-3)   $3,597,417.37

     (c)Series 1996-3 By Class:

Class A (Class A Percentage multiplied by the Charged-Off Amount)
                                                 $3,201,517.69
Class B (Class B Percentage multiplied by the Charged-Off Amount)
                                                   $144,068.30
Class C (Class C Percentage multiplied by the Charged-Off Amount)
                                                    $251,831.38
  6. Investor Losses
                                            Total
(a)Group  One                                           $0.00
(b)Series 1996-3                                        $0.00
(c)Series 1996-3 By Class:
        Class A                                         $0.00
        Class B                                         $0.00
        Class C                                         $0.00

  7. Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                        $2,650,682.52

     INVESTOR SERVICING FEE
     (a)Group One                                $11,073,295.31
     (b)Series 1996-3                            $936,383.33

  8. Trust Performance Analysis

     (a)Portfolio Yield (Finance Charge Collections
        during the Due Period divided by Principal
        Receivables in the Trust as of the first
        day of the Due Period)                          19.54%

     (b)Charge-Offs (Charged-Off Amounts during
        the Due Period divided by Principal
        Receivables in the Trust as of the
        first day of the Due Period)                     7.68%

     (c)Investor Servicing Fee Percentage
        (weighted  average of Investor Servicing
        Fees for Series 1996-3)                          2.00%

     (d)Weighted Average Certificate Rate
        (weighted average certificate rates for all
        classes of Series 1996-3)                        6.51%

     (e)Series Excess Servicing Percentage (Portfolio
        Yield minus the sum of Charge-Offs, the
        Investor Servicing Fee Percentage and the
        Weighted Average Certificate Rate)               3.35%

     (f)Total Payment Rate (Aggregate Collections
        during the Due Period divided by the aggregate
        amount of Receivables in the Trust as of
        the first day of the Due Period)                 6.56%


  9. Summary Delinquency Aging Information

        The aging of delinquent receivables is summarized
        as follows (1):
                                         June, 1997
        Delinquencies as a % of balances
           60 - 89 days past due.........           1.72%
           90 - 119 days past due........           1.25%
           120 days or more past due.....           2.55%
        Total Delinquencies                         5.52%

     (1)An account is considered delinquent when it is past due a total of three or more scheduled monthly payments. Delinquencies as of the end of each month are divided by balances at the beginning of each such month.

                           THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Trustee

                            By:_____________________________
                                /s/ J. G. Finley